Exhibit 99

              Gateway Financial Holdings, Inc. Warrants Exercised;
                       $12.2 Million in New Capital Added


    ELIZABETH CITY, N.C., July 15 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., announced that it received cash proceeds of approximately $12.2 million from the exercise of 1,103,035 warrants to purchase 1,333,692 shares of its common stock. As a result, Gateway had 4,704,547 common shares outstanding at July 2, 2004. Gateway will use the proceeds for general corporate purposes, including repayment of existing short term debt and the making of capital contributions to Gateway Bank & Trust Co., its wholly owned banking subsidiary, to support the Bank's growth strategies.

    D. Ben Berry, Chairman, President and CEO of Gateway Financial Holdings, Inc., commented, "We are pleased with the new infusion of capital which will enable us to continue our expansion strategies into the high-growth markets of Greater Hampton Roads in Virginia and the Outer Banks of North Carolina. Gateway's combination of lending expertise and exceptional service are valued by businesses in these new markets as well as in our home market of Elizabeth City.

    The warrants, issued in connection with a 2001 secondary offering, entitled the holder to purchase 1.213 shares of Gateway stock at a price of $9.15 per share. Gateway common stock closed at $13.00 on June 30, 2004.


    About Gateway

    Gateway Financial Holdings, Inc., with $353 million in assets as of March 31, 2004, is a fast-growing financial services company headquartered in Elizabeth City, North Carolina. It is the parent company of Gateway Bank & Trust Co., a full-service community bank with a total of eleven offices in Elizabeth City (2), Edenton, Kitty Hawk, Plymouth and Roper, North Carolina, and in Chesapeake (2) and Virginia Beach (3), Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Small Cap market under the symbol GBTS. Please visit our web site at http://www.gatewaybankandtrust.com


    Forward-Looking Statements

    Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.



SOURCE  Gateway Financial Holdings, Inc.
    -0-                             07/15/2004
    /CONTACT: D. Ben Berry, Chairman, President and CEO, or Mark A. Holmes, Senior Executive Vice President and CFO, both of Gateway Financial Holdings, Inc., +1-252-334-1511/
    /Web site:  http://www.gatewaybankandtrust.com /
    (GBTS)

CO:  Gateway Financial Holdings, Inc.; Gateway Bank & Trust Co.
ST:  North Carolina
IN:  FIN
SU: